Exhibit 10.7

November 25, 2024

FACT II Acquisition Corp.
14 Wall Street, 20th Floor
New York, New York 10005
United States of America

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into or proposed to be entered into by and between FACT II Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), and Seaport Global Securities LLC (“Seaport” and together with CCM, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 17,500,000 of the Company’s units (“Units”) (including up to 2,625,000 Units that may be purchased to cover over-allotments, if any), each comprised of one Class A ordinary share of the Company, par value $0.0001 per share (each, an “Ordinary Share”), and one-half of one warrant (each whole warrant, a “Warrant”). Each Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and a prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units listed on The Nasdaq Global Market. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company, CCM and Seaport to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FACT II Acquisition LLC, a Cayman Islands limited liability company (“Sponsor HoldCo”), and the other undersigned persons (each, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1. Sponsor HoldCo and each Insider agrees with the Company that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any Shares owned by it, him or her in favor of any proposed Business Combination (including any proposals recommended by the Company’s board of directors in connection with such Business Combination) and (ii) not redeem any Shares owned by it, him or her in connection with such shareholder approval. If the Company seeks to consummate a proposed Business Combination by engaging in a tender offer, Sponsor HoldCo and each Insider agrees that it, he or she will not sell or tender ay Shares owned by it, him or her in connection therewith.

2. Sponsor HoldCo and each Insider hereby agrees with the Company that in the event that the Company fails to consummate a Business Combination within 18 months from the closing of the Public Offering (or 24 months from the closing of the Public Offering if the Company has executed a definitive agreement for a Business Combination within 18 months from the closing of the Public Offering), or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, as they may be amended from time to time, Sponsor HoldCo and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Ordinary Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of any amounts withdrawn to pay the Company’s franchise and income taxes (collectively, “Permitted Withdrawals”)), divided by the number of then issued and outstanding Offering Shares, which redemption will completely extinguish all Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject, in each case, to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. Sponsor HoldCo and each Insider agrees to not propose any amendment to the Company’s amended and restated memorandum and articles of association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company does not complete its initial Business Combination within 18 months from the closing of the Public Offering (or 24 months from the closing of the Public Offering if the Company has executed a definitive agreement for a Business Combination within 18 months from the closing of the Public Offering), or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides its Public Shareholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of Permitted Withdrawals), divided by the number of then issued and outstanding Offering Shares.

Sponsor Holdco acknowledges and agrees that in the event that the Company fails to consummate a Business Combination within the time period set forth in the Charter, it hereby waives its right to be repaid from the Trust Account for any working capital loans that it or its affiliates or designees have provided to the Company.

Sponsor HoldCo and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to any Founder Shares held by it, him or her. Sponsor HoldCo and each Insider hereby further waives, with respect to any Founder Shares and Offering Shares held by it, him or her, if any, any redemption rights it, he or she may have in connection with (x) the consummation of an initial Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase Ordinary Shares and (y) a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company does not complete its initial Business Combination within 18 months from the closing of the Public Offering (or 24 months from the closing of the Public Offering if the Company has executed a definitive agreement for a Business Combination within 18 months from the closing of the Public Offering), or (ii) with respect to any material provisions relating to shareholders’ rights or pre-initial Business Combination activity (although Sponsor HoldCo and the Insiders shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within 18 months from the date of the closing of the Public Offering (or 24 months from the closing of the Public Offering if the Company has executed a definitive agreement for a Business Combination within 18 months from the closing of the Public Offering) or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, as they may be amended from time to time).

3. Notwithstanding the provisions set forth in paragraphs 7(a) and (b) below, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, Sponsor HoldCo and each Insider shall not, without the prior written consent of CCM and Seaport, (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 (”Section 16”) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to, any Units, Shares, Warrants, Private Placement Units, Private Placement Warrants, Working Capital Units, Working Capital Warrants, or in each case the Ordinary Shares underlying such units and warrants, or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares, owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Shares, Warrants, Private Placement Units, Private Placement Warrants, Working Capital Units, Working Capital Warrants, or in each case the Ordinary Shares underlying such units and warrants, or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares, owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce an intention to effect any such transaction; provided, however, that the foregoing does not apply to the forfeiture of any Founder Shares pursuant to their terms or any transfer of Founder Shares to any current or future independent director of the Company (as long as such current or future independent director transferee is subject to this Letter Agreement or executes an agreement substantially identical to the terms of this Letter Agreement, as applicable to directors and officers at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer).

4. In the event of the liquidation of the Trust Account, Sponsor HoldCo (the “Indemnitor”), which for purposes of clarification shall not extend to any other shareholders, members or managers of Sponsor HoldCo, or any of the undersigned, agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered (other than the Company’s independent registered public accountants) or products sold to the Company or (ii) a prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor (x) shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent registered public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.05 per Offering Share and (ii) such lesser amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn for Permitted Withdrawals, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account, and except as to any claims under the Company’s indemnity of CCM and Seaport against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Indemnitor shall not be responsible to the extent of any liability for such third party claims. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense.

5. To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 2,625,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), Sponsor HoldCo agrees that it shall forfeit, at no cost, a number of Founder Shares in the aggregate equal to 875,000 multiplied by a fraction, (i) the numerator of which is 2,625,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 2,625,000. All references in this Letter Agreement to Founder Shares of the Company being forfeited shall take effect as surrenders for no consideration of such Founder Shares as a matter of Cayman Islands law. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the number of Founder Shares will represent, on an as-converted basis, an aggregate of 25.0% of the Company’s issued and outstanding Shares after the Public Offering. The Initial Shareholders further agree that to the extent that the size of the Public Offering is increased or decreased, the Company will purchase or sell Class B Ordinary Shares or effect a share repurchase, share capitalization or otherwise, as applicable, immediately prior to the consummation of the Public Offering in such amount as to maintain the number of Founder Shares, on an as-converted basis, at 25.0% of the issued and outstanding Ordinary Shares upon the consummation of the Public Offering. In connection with such increase or decrease in the size of the Public Offering, then (A) the references to 2,625,000 in the numerator and denominator of the formula in the immediately preceding sentence shall be changed to a number equal to 15% of the number of Ordinary Shares included in the Units issued in the Public Offering and (B) the reference to 875,000 in the formula set forth in the first sentence of this paragraph 5 shall be adjusted to such number of Founder Shares that Sponsor HoldCo would have to surrender to the Company in order for the number of Founder Shares to be equal, on an as-converted basis, to an aggregate of approximately 25.0% of the Company’s issued and outstanding Shares immediately after the Public Offering.

6. Sponsor HoldCo and each Insider hereby agrees and acknowledges that: (i) CCM, Seaport and the Company would be irreparably injured in the event of a breach by Sponsor HoldCo or Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 7(a), 7(b), 7(c), and 9 of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. (a)  Subject to paragraph 7(d), Sponsor HoldCo and each Insider agrees that it, he or she shall not Transfer (as defined below) any Founder Shares (or Ordinary Shares issuable upon conversion thereof) until 180 days after the completion of the Company’s initial Business Combination (the “Founder Shares Lock-up Period”).

(b) Subject to paragraph 7(d), Sponsor HoldCo and each Insider agrees that it, he or she shall not Transfer any Private Placement Units, Private Placement Warrants, Working Capital Units, Working Capital Warrants, or in each case the respective Ordinary Shares issued or issuable upon exercise or conversion of such units and warrants, until 180 days after the completion of a Business Combination (the “Private Placement Units Lock-up Period”).

(c) Subject to paragraph 7(d), Sponsor HoldCo agrees that it shall not Transfer any Restricted Shares until 90 days after the completion of the Company’s initial Business Combination (the “Restricted Shares Lock-up Period”, together with the Founder Shares Lock-up Period and the Private Placement Units Lock-up Period, the “Lock-up Periods”).

(d) Notwithstanding the provisions set forth in paragraphs 7(a), 7(b) and 7(c), Transfers of the Founder Shares, Private Placement Units, Private Placement Warrants, Working Capital Units, Working Capital Warrants and in each case the respective Ordinary Shares issued or issuable upon the exercise or conversion of such units, warrants or the Founder Shares, and Restricted Shares are permitted:

(i) to (1) Sponsor HoldCo’s members, (2) the directors or officers of the Company, Sponsor HoldCo, Sponsor HoldCo’s members, CCM or Seaport, (3) any affiliates or family members of the directors or officers of the Company, Sponsor HoldCo, Sponsor HoldCo’s members, CCM or Seaport, (4) any members or partners of Sponsor HoldCo, Sponsor HoldCo’s members, CCM, Seaport or their respective affiliates, or any affiliates of Sponsor HoldCo, Sponsor HoldCo’s members, CCM, Seaport, or any employees of such affiliates;

(ii) in the case of an individual, by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person, or to a charitable organization;

(iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual;

(iv) in the case of an individual, pursuant to a qualified domestic relations order;

(v) in the case of a trust by distribution to one or more permissible beneficiaries of such trust;

(vi) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of the Company’s Business Combination at prices no greater than the price at which the securities were originally purchased;

(vii) to the Company for no value for cancellation in connection with the consummation of its initial Business Combination;

(viii) in the event of the Company’s liquidation prior to the Company’s completion of its initial Business Combination;

(ix) by virtue of the laws of the Cayman Islands, by virtue of Sponsor HoldCo’s memorandum and articles of association or other constitutional, organizational or formational documents, as amended, upon dissolution of Sponsor HoldCo, by virtue of FACT II Acquisition Parent LLC’s (”Sponsor”) memorandum and articles of association or other constitutional, organizational or formational documents, as amended, upon dissolution of Sponsor, or by virtue of the constitutional, organizational or formational documents of a subsidiary of Sponsor HoldCo that holds any Private Placement Units, Private Placement Warrants, Working Capital Units, Working Capital Warrants, Restricted Shares, or any Ordinary Shares, as the case may be, upon liquidation or dissolution of such subsidiary, or the organizational documents of CCM or Seaport upon dissolution of CCM or Seaport, as applicable; and

(x) in the event of the Company’s completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of the Company’s initial Business Combination, provided, however, that, in the case of clauses (i) through (vi), these permitted transferees (the “Permitted Transferees”) must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Agreement.

8. Sponsor HoldCo and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. To the extent applicable, each Insider’s biographical information furnished to the Company, if any (including any such information included in the Prospectus), is true and accurate in all respects and does not omit any material information with respect to such Insider’s background. To the extent applicable, each Insider’s questionnaire furnished to the Company, if any, is true and accurate in all respects. Each Insider represents and warrants that: it is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it is not currently a defendant in any such criminal proceeding.

9. Except as disclosed in the Prospectus, none of Sponsor HoldCo, any Insider nor any affiliate of Sponsor HoldCo or any Insider and any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account (other than any interest earned from the proceeds in the Trust Account) prior to the completion of the initial Business Combination: (i) repayment of any loan and/or advances made to the Company by Sponsor, Sponsor HoldCo or an affiliate of Sponsor or Sponsor HoldCo; (ii) payment of consulting, success or finder fees to the Company’s officers, independent directors, advisors, or their respective affiliates in connection with our initial Business Combination and certain other transactions; (iii) any other payment to Sponsor, Sponsor HoldCo, or an affiliate of Sponsor or Sponsor HoldCo as an advisor or otherwise in connection with our initial Business Combination and certain other transactions, (iv) payment of customary fees for financial advisory services; (v) reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and completing an initial Business Combination; and (vi) repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by Sponsor, Sponsor HoldCo, or an affiliate of Sponsor or Sponsor HoldCo, or any of the Company’s officers or directors to finance transaction costs in connection with an intended initial Business Combination; provided that if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $2,000,000 of such loans may be convertible into Working Capital Units at a price of $10.00 per unit at the option of the lender. The Working Capital Units would be identical to the Private Placement Units.

10. Sponsor HoldCo and each Insider, with respect to itself, herself or himself, represent and warrant that it, she or he has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or director of the Company.

11. As used herein, (i) ”Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) ”Shares” shall mean, collectively, the Ordinary Shares and the Founder Shares; (iii) “Founder Shares” shall mean the 6,708,333 Class B Ordinary Shares, par value $0.0001 per share, issued and outstanding immediately prior to the consummation of the Public Offering; (iv) “Initial Shareholders” shall mean Sponsor HoldCo and any Insider that holds Founder Shares; (v) ”Private Placement Units” shall mean the 663,125 units (or up to 722,844 units if the over-allotment option is exercised in full), subject to adjustment as described in the Prospectus, that Sponsor, Sponsor HoldCo, CCM and Seaport have, severally and not jointly, agreed to purchase for an aggregate purchase price of $6,631,250 (or up to $7,228,440 if the over-allotment option is exercised in full), of $10.00 per Private Placement Unit, in a private placement that shall occur simultaneously with the consummation of the Public Offering, the portions of which are to be acquired by Sponsor, Sponsor HoldCo, CCM and Seaport as disclosed in the Prospectus; (vi) “Private Placement Warrants” shall mean the warrants sold as part of the Private Placement Units; (vii) “Working Capital Units” shall mean the Private Placement-equivalent units that may be issued in connection with the conversion of any working capital loans; (viii) “Working Capital Warrants” shall mean the warrants underlying such Working Capital Units; (ix) “Restricted Shares” shall mean the 325,000 restricted Class A ordinary shares of the Company (which shall vest only upon the consummation of the Company’s initial Business Combination and the description of which is set forth in that certain Unit and Restricted Share Subscription Agreement between the Company and Sponsor HoldCo, pursuant to which Sponsor HoldCo agreed to purchase the Restricted Class A Shares and certain Private Placement Units); (x) “Public Shareholders” shall mean the holders of securities issued in the Public Offering; (xi) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (xii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

12. The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each Insider who is or is nominated to be a director or officer of the Company shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available pursuant to such policy or policies for any of the Company’s directors or officers.

13. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by (1) each Insider that is the subject of any such change, amendment, modification or waiver and (2) Sponsor HoldCo.

14. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Company, Sponsor HoldCo and each Insider and their respective successors, heirs and assigns and permitted transferees.

15. Except as provided for in paragraph 4, nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. Except as provided for in paragraph 4, all covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

16. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

17. This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

18. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

19. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile or other electronic transmission.

20. Each party hereto shall not be liable for any breaches or misrepresentations contained in this Letter Agreement by any other party to this Letter Agreement (including, for the avoidance of doubt, any Insider with respect to any other Insider), and no party shall be liable or responsible for the obligations of another party, including, without limitation, indemnification obligations and notice obligations.

21. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods and (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by May 25, 2025; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

[Signature page follows]

Sincerely,

FACT II ACQUISITION LLC

By: FACT II Acquisition Parent LLC, its Manager

By:	/s/ Adam Gishen
	Name:	Adam Gishen
	Title:	Manager

[Signature Page to Letter Agreement]

FACT II ACQUISITION PARENT LLC

By:	/s/ Adam Gishen
	Name:	Adam Gishen
	Title:	Manager

[Signature Page to Letter Agreement]

/s/ Adam Gishen
Name:	Adam Gishen

[Signature Page to Letter Agreement]

/s/ Min Lee
Name:	Min Lee

[Signature Page to Letter Agreement]

/s/ Robert Rackind
Name:	Robert Rackind

[Signature Page to Letter Agreement]

/s/ Nell Cady-Kruse
Name:	Nell Cady-Kruse

[Signature Page to Letter Agreement]

/s/ James Rallo
Name:	James Rallo

[Signature Page to Letter Agreement]

/s/ Hella Alashkar
Name:	Hella Alashkar

[Signature Page to Letter Agreement]

Acknowledged and Agreed:

FACT II ACQUISITION CORP.

By:	/s/ Adam Gishen
	Name:	Adam Gishen
	Title:	Chief Executive Officer

[Signature Page to Letter Agreement]